UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2012

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street Middlefield, Ohio	44062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01(a) Entry into a Material Definitive Agreement

On March 21, 2012, Middlefield Banc Corp. (“Middlefield”) and Bank Opportunity Fund LLC (“BOF”) entered into a letter agreement pursuant to which the parties agreed to enter into a fifth amendment to the August 15, 2011 Stock Purchase Agreement. The March 21, 2012 letter agreement between Middlefield and BOF is Exhibit 10.26.5 to the Form 8-K filed by Middlefield on March 27, 2012.

Consistent with the terms of the March 21, 2012 letter agreement, Middlefield and BOF entered into the Fifth Amendment to the August 15, 2011 Stock Purchase Agreement (the “Fifth Amendment”) on April 17, 2012. Previously, Middlefield and BOF had entered into the First Amendment to the Stock Purchase Agreement, dated as of September 29, 2011, the Second Amendment to the Stock Purchase Agreement, dated as of October 20, 2011, the Third Amendment to the Stock Purchase Agreement, dated as of November 28, 2011, and the Fourth Amendment to the Stock Purchase Agreement, dated as of December 21, 2011. The First, Second, Third, and Fourth Amendments to the Stock Purchase Agreement are Exhibits 10.26.1 through 10.26.4, respectively, to Middlefield’s Form 10-K Annual Report for the year ended December 31, 2011.

Under the terms of the Fifth Amendment, BOF’s purchase of Middlefield common stock was restructured from one closing to three closings constituting three separate purchases that will incrementally increase BOF’s percentage ownership of the total outstanding shares of Middlefield common stock to 4.99% after the first closing (the “Initial Investment”), 9.99% after the second closing (the “Follow-On Investment”), and 24.99% after the third closing (the “Subsequent Investment”). The Fifth Amendment also eliminates from the transaction the requirement that BOF purchase, and Middlefield sell and issue, a warrant to purchase additional shares of Middlefield common stock equal to 15% of the number of shares of Middlefield common stock to be purchased by BOF at an exercise price of $16 per share.

BOF completed the Initial Investment on April 17, 2012, the date the parties executed the Fifth Amendment. At a price of $16 per share, the gross proceeds to Middlefield from the Initial Investment were approximately $1.5 million.

On or before April 30, 2012, BOF will purchase from Middlefield, also at a price of $16.00 per share, the shares of Middlefield common stock required for the Follow-On Investment. The approval of the Federal Reserve Bank of Cleveland may be required for the Follow-On Investment and/or the appointment by Middlefield of BOF’s designee to serve on the board of directors of Middlefield and on the board of directors of each of Middlefield’s two subsidiary banks, Emerald Bank and The Middlefield Banking Company. The gross proceeds to Middlefield from the Follow-On Investment are expected to be approximately $1.6 million.

Finally, on or before July 31, 2012, and upon approval of the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions, BOF will purchase from Middlefield, at a price of $17.00 per share, the shares of Middlefield common stock required for the Subsequent Investment. In addition to regulatory approval, the Subsequent Investment is also conditioned upon, among other conditions, approval by the stockholders of Middlefield under the Ohio Control Share Acquisition Act. If BOF’s designee to serve on the board of directors of Middlefield and on the board of directors of each of Middlefield’s two subsidiary banks was not appointed in connection with the Follow-On Investment, then Middlefield’s appointment of such designee is a condition to the closing of the Subsequent Investment. The gross proceeds to Middlefield from the Subsequent Investment are expected to be approximately $6.7 million. The total gross proceeds to Middlefield of the three investments expected to be made by BOF total approximately $9.8 million.

The Fifth Amendment also (i) includes Middlefield’s waiver of the Stock Purchase Agreement requirement that BOF prepare and file with the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions certain applications by February 29, 2012, (ii) provides that, upon the closing of the Initial Investment, Middlefield will reimburse BOF or its affiliate for legal expenses up to $25,000, and (iii) requires Middlefield to reimburse BOF’s expenses associated with attendance by BOF’s representative at meetings of the board of directors of Middlefield and its subsidiary banks.

In connection with the Fifth Amendment, Middlefield and BOF also entered into an Amended and Restated Purchaser’s Rights and Voting Agreement. Among other revisions, the Amended and Restated Purchaser’s Rights and Voting Agreement (i) changes the identity of BOF’s designated director nominee, (ii) clarifies that the transfer restriction applicable to Middlefield’s existing officers and directors commences on April 17, 2012, and terminates one year after the Initial Investment, and (iii) requires Middlefield’s existing officers and directors to vote in favor of approving the Stock Purchase Agreement, as amended, and the transactions set forth therein.

The foregoing description of the Stock Purchase Agreement, as amended, is qualified in its entirety by reference to (w) the August 15, 2011 Stock Purchase Agreement, (x) the First, Second, Third, and Fourth Amendments to the Stock Purchase Agreement, (y) the March 21, 2012 letter agreement between Middlefield and BOF, and (z) the Fifth Amendment and the Amended and Restated Purchaser’s Rights and Voting Agreement, which are attached to this Form 8-K as Exhibits 10.26.6 and 10.28, respectively, each of which is incorporated herein by this reference.

Forward-looking statements. This Form 8-K Current Report includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements about anticipated operating and financial performance, such as loan originations, operating efficiencies, loan sales, charge-offs and loan loss provisions, growth opportunities, interest rates, and deposit growth. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” and similar expressions are intended to identify forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation delays in obtaining or failure to receive required regulatory approvals, including approval by the Superintendent of the Ohio Division of Financial Institutions and by the Board of Governors of the Federal Reserve System, the possibility that fewer than the required number of the Middlefield’s stockholders vote in accordance with the Ohio Control Share Acquisition Act to approve the sale of shares to BOF, the occurrence of events that would have a material adverse effect on Middlefield as described in the Stock Purchase Agreement, as amended, and other uncertainties associated with the transactions described in this Form 8-K Current Report. Additional factors that could cause actual results to differ materially are discussed in Middlefield’s filings with the Securities and Exchange Commission, including, without limitation, Middlefield’s Form 10-K Annual Report, its Form 10-Q Quarterly Reports, and its Form 8-K Current Reports. Forward-looking statements are based on Middlefield’s beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions as of the date the statements are made. You must exercise caution because Middlefield cannot give any assurance that its beliefs, plans, objectives, goals, assumptions, expectations, estimates, and intentions will be realized. Middlefield does not undertake a duty to update any forward-looking statements in this Form 8-K.

Additional information and where to find it. This communication may be deemed to be solicitation material. Middlefield will file with the SEC a proxy statement and other documents regarding the transaction described in this Form 8-K. MIDDLEFIELD STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, INCLUDING MIDDLEFIELD’S PROXY STATEMENT, BECAUSE THE PROXY STATEMENT AND OTHER DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION ABOUT THE TRANSACTION WITH BANK OPPORTUNITY FUND LLC. Members of the public will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, and Middlefield’s stockholders will receive information at an appropriate time about how to obtain the proxy statement and other transaction-related documents for free from Middlefield. The proxy statement and other documents are not currently available. Middlefield and its directors, executive officers, certain members of management, and employees may have interests in the transaction or be deemed to be participants in the solicitation of proxies of Middlefield’s stockholders to approve the transaction with BOF. Information regarding the participants and their interest in the solicitation is set forth in the proxy statement filed by Middlefield with the SEC on April 9, 2012, for the 2012 Annual Meeting. Stockholders may obtain additional information regarding the interests of participants by reading the proxy statement relating to the transaction when the proxy statement becomes available.

Item 9.01(d)	Exhibits.

Exhibit 10.26.6	Amendment 5 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated April 17, 2012)

Exhibit 10.28	Amended and Restated Purchaser’s Rights and Voting Agreement, dated April 17, 2012, among Bank Opportunity Fund LLC, Middlefield Banc Corp., and directors and officers of Middlefield Banc Corp.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: April 23, 2012	/s/ James R. Heslop, II
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.26.6	Amendment 5 of the Stock Purchase Agreement with Bank Opportunity Fund LLC (amendment dated April 17, 2012)

Exhibit 10.28	Amended and Restated Purchaser’s Rights and Voting Agreement, dated April 17, 2012, among Bank Opportunity Fund LLC, Middlefield Banc Corp., and directors and officers of Middlefield Banc Corp.